EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion by reference in this Registration Statement on Form S-1/A, Amendment No. 3 (File No. 333-293366) of our report dated May 15, 2026, relating to our review of the interim financial statements of Pharmaceutical Resource Technology, Inc. as of March 31, 2026 and 2025 for the three-month Period then ended.

We also consent to the reference to us under the heading " Interest of Named Experts and Counsel " in such Registration Statement.

FORTUNE CPA, INC.

PCAOB ID: 6901

Orange, California

May 15, 2026